UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 1, 2019

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414
(Commission File Number)
Texas		72-1121985
(State or Other Jurisdiction of Incorporation)		(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300, Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	WTI	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 1, 2019, W&T Offshore, Inc. (the “Company”) held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”) in Houston, Texas.  The proposals voted upon at the Annual Meeting and the final voting results are indicated below.  For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2019.

Proposal 1:  To elect five directors to hold office until the 2020 Annual Meeting of Shareholders and until their successors are duly elected and qualified.  All nominees were elected by the votes indicated.

Nominee	Voted For	Voted Withheld	Broker Non-Votes
Ms. Virginia Boulet	71,107,714	36,549,969	25,201,200
Mr. Stuart B. Katz	82,104,400	25,553,283	25,201,200
Mr. Tracy W. Krohn	105,457,931	2,199,752	25,201,200
Mr. S. James Nelson, Jr.	82,724,766	24,932,917	25,201,200
Mr. B. Frank Stanley	77,627,598	30,030,085	25,201,200

Proposal 2: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the year ended December 31, 2019.  The proposal was approved by the votes indicated.

Voted For	Voted Against	Abstentions	Broker Non-Votes
131,344,287	1,248,606	265,990	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: May 2, 2019	By:	/s/ Shahid A. Ghauri
Shahid A. Ghauri
Vice President, General Counsel and Secretary

2